Exhibit 24

Moores Rowland Mazars

Chartered Accountants
Certified Public Accountants

34th Floor, The Lee Gardens
33Hysan Avenue
Causeway Bay, Hong Kong
Tel: (852) 2909 5555
Fax: (852) 2810 0032

Email:  info@mr-mazars.com.hk
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Website:  www.mr-mazars.com.hk
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Our Ref:  EC/EK/JY/CY678/ABA2/

April 23, 2004

The Board of Directors
China Wireless Communications, Inc.
1746 Cole Boulevard
Suite 225  Golden
Colorado 80401-3210

Dear Sirs

China Wireless Communications, Inc. (the "Company")

We consent to the incorporation by reference in Form S-8 of the Company in connection with the reoffering of 3, 941,167 shares of its common stock of our dated April 13, 2004 relating to the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flow for the year ended December 31, 2003 and for the period from August 13, 2002 (inception) to December 31, 2002 and the amounts included in the consolidated cumulative period from August 13, 2002 (inception) through December 31, 2003. We also consent to the reference of our firm under the caption "Experts" in the Form S-8.

Yours faithfully

MOORES ROWLAND MAZARS

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